As filed with the Securities and Exchange Commission on September 4, 2018

Registration No. 333-171157

Registration No. 333-106978

Registration No. 333-86875

Registration No. 333-61549

Registration No. 333-04041

Registration No. 33-81914

Registration No. 33-70514

Registration No. 33-53102

Registration No. 33-41330

Registration No. 33-33571

Registration No. 33-23699

Registration No. 33-20226

Registration No. 33-8316

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

Post-Effective Amendment No. 1 to Registration Statement No. 333-171157

Post-Effective Amendment No. 1 to Registration Statement No. 333-106978

Post-Effective Amendment No. 1 to Registration Statement No. 333-86875

Post-Effective Amendment No. 1 to Registration Statement No. 333-61549

Post-Effective Amendment No. 1 to Registration Statement No. 333-04041

Post-Effective Amendment No. 1 to Registration Statement No. 33-81914

Post-Effective Amendment No. 1 to Registration Statement No. 33-70514

Post-Effective Amendment No. 1 to Registration Statement No. 33-53102

Post-Effective Amendment No. 1 to Registration Statement No. 33-41330

Post-Effective Amendment No. 1 to Registration Statement No. 33-33571

Post-Effective Amendment No. 1 to Registration Statement No. 33-23699

Post-Effective Amendment No. 1 to Registration Statement No. 33-20226

Post-Effective Amendment No. 1 to Registration Statement No. 33-8316

 UNDER THE SECURITIES ACT OF 1933

SIGMA DESIGNS, INC.

(Exact Name of Registrant as Specified in Its Charter)

California	001-32207	94-2848099
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

47467 Fremont Blvd.

Fremont, California 94538

(Address of principal executive offices, including zip code)

Sigma Designs, Inc. Employee Stock Purchase Plan

Sigma Designs, Inc. 1984 Incentive Stock Option Plan

Sigma Designs, Inc. 1984 Employee Stock Purchase Plan

Sigma Designs, Inc. 1986 Employee Stock Purchase Plan

Sigma Designs, Inc. 1994 Incentive Stock Option Plan

Sigma Designs, Inc. 1994 Director Option Plan

1996 Active Design Corporation Stock Option Plan

Sigma Designs, Inc. Amended and Restated 1994 Stock Plan

Sigma Designs, Inc. 2003 Director Stock Option Plan

Sigma Designs, Inc. 2010 Employee Stock Purchase Plan

E-Motions Stock Option Plan

(Full title of the plans)

Elias Nader

Interim President and Chief Executive Officer and Chief Financial Officer

Sigma Designs, Inc.

47467 Fremont Blvd.

Fremont, California 94538

(510) 897-0200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

James J. Masetti Pillsbury Winthrop Shaw Pittman LLP 2550 Hanover Street Palo Alto, California 94304 (650) 233-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 7(a)(2)(B) of the Securities Act.                                                            ☐

EXPLANATORY NOTE/ DEREGISTRATION OF UNSOLD SECURITIES

Pursuant to a plan of liquidation and dissolution (the “Plan of Liquidation”) that was approved by the shareholders of Sigma Designs, Inc., a California corporation (the “Registrant”) on April 17, 2018, the Registrant filed a Certificate of Election to Wind Up and Dissolve with the Secretary of State of California on May 4, 2018. Pursuant to the Corporations Code of the State of California and in accordance with the Plan of Liquidation, the Registrant is winding down its remaining business. On August 15, 2018, the Registrant filed a Form 25 with the Securities and Exchange Commission to voluntarily delist its no par value common stock (“Common Stock”) from the Nasdaq Stock Market, which delisting became effective on August 27, 2018. The Registrant intends to file a Form 15 to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

The Registrant previously registered shares of the Registrant’s Common Stock, issuable or issued under certain employee benefit and equity plans and agreements under the below referenced Registration Statements on Form S-8 (the “Registration Statements”). All offerings of Common Stock or other securities pursuant to the below referenced Registration Statements have been terminated, and there are no outstanding equity awards granted under or governed by the Registrant’s employee benefit and equity plans and agreements under the below referenced Registration Statements. In accordance with an undertaking made by the Registrant in each of the Registration Statements to remove from registration by means of a post-effective amendment any securities that remain unsold at the termination of the offering, the Registrant hereby removes and withdraws from registration all shares of Common Stock or other securities that remain unsold as of the date hereof registered pursuant to the Registration Statements. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.

Registration No.	Date Filed With the SEC	Name of Equity Plan	Number of Shares of Common Stock Originally Registered
333-171157	12/14/2010	Sigma Designs, Inc. 2010 Employee Stock Purchase Plan	2,500,000
333-106978	07/11/2003	Sigma Designs, Inc. 2003 Director Stock Option Plan	200,000
333-86875	09/10/1999	Sigma Designs, Inc. Amended and Restated 1994 Stock Plan	3,000,000
333-61549	08/14/1998	Sigma Designs, Inc. 1984 Employee Stock Purchase Plan, as amended	100,000
333-04041	05/20/1996	1996 Active Design Corporation Stock Option Plan	240,240
33-81914	07/25/1994	Sigma Designs, Inc. 1994 Incentive Stock Option Plan	1,400,000
33-81914	07/25/1994	Sigma Designs, Inc. 1994 Director Option Plan	100,000
33-70514	10/20/1993	E-Motions Stock Option Plan	233,723
33-53102	10/09/1992	Sigma Designs, Inc. 1986 Employee Stock Purchase Plan	100,000
33-41330	06/24/1991	Sigma Designs, Inc. 1984 Incentive Stock Option Plan	200,000
33-33571	02/16/1990	Sigma Designs, Inc. 1984 Incentive Stock Option Plan	300,000
33-23699	08/12/1988	Sigma Designs, Inc. 1984 Incentive Stock Option Plan	300,000
33-20226	02/19/1988	Sigma Designs, Inc. 1984 Incentive Stock Option Plan	400,000
33-8316	08/27/1985	Sigma Designs, Inc. 1984 Incentive Stock Option Plan	270,477
33-8316	08/27/1985	Sigma Designs, Inc. Employee Stock Purchase Plan	50,000

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized in Fremont, State of California, on September 4, 2018.

SIGMA DESIGNS, INC.

By:	/s/ Elias Nader
Elias Nader
Interim President and Chief Executive Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statements has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Elias Nader	Interim President and Chief Executive Officer	September 4, 2018
Elias Nader	and Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/s/ Saleel Awsare	Director	September 4, 2018
Saleel Awsare

/s/ J. Michael Dodson	Director	September 4, 2018
J. Michael Dodson

/s/ Martin Manniche	Director	September 4, 2018
Martin Manniche

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